Exhibit 10.16

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

DEFERRED COMPENSATION PROGRAM
FOR DIRECTORS

DEFERRED COMPENSATION PROGRAM
FOR DIRECTORS

1.	General

The Deferred Compensation Program for Directors (the “Program”) is provided to:

(a)	Provide compensation for directors in the form of Company equity securities to align the interests of directors with those of the Company’s shareholders (“Mandatory Deferrals”); and

(b)	Provide directors the opportunity to defer compensation earned as a director or otherwise in connection with his or her services in connection with the business of the Company and its subsidiaries (“Elective Deferrals”).

The Program is provided under the Air Products and Chemicals, Inc. Long-Term Incentive Plan and is subject to the terms thereof.

2.	Term

The Air Products and Chemicals, Inc. Deferred Compensation Plan for Directors was adopted effective as of 1 January 1980. Section 9 was revised effective as of 25 January 1990. Section 8 and Section 9 were revised effective as of 15 October 1992. Sections 4, 6, 8, and 9 were revised effective as of 19 October 1995. Sections 1, 4, 5, 7, 8, and 9 were amended effective 21 November 1996. Sections 2, 7, 8, 9(a), 9(b), 17, the first paragraph of 9(c), and the Election Form (Exhibit A) were amended effective 19 May 1998. Section 11 was amended effective 20 September 2001. Section 5(b) was revised effective as of 1 October 2002. Effective 23 January 2003, the Plan was combined with the Long-Term Incentive Plan and offered as a program thereunder.

3.	Participants

Any director of the Company who is not an employee of the Company or of a subsidiary of the Company is eligible to participate in the Program.

4.	Mandatory Deferrals

There shall be established for each participant, an Air Products Stock Account described under section 5(b) below to which shall be credited all compensation which is to be paid by the Company in the form of deferred stock units in accordance with the Compensation Program for Nonemployee Directors applicable for calendar year 1997 and later periods; and for each participant who had not served as a director for at least six years as of January 1, 1997, the actuarial present value of his or her prorated accrued pension (the “Pension Amount”) under the Pension Plan for Directors (the “Pension Plan”) as determined in connection with the termination of said Pension Plan.

Dollar amounts to be so credited shall be converted into deferred stock units in the manner described under Section 5(b) below on the quarterly or other specified crediting date for such 1997 and later compensation, and on 21 November 1996, as to the Pension Amount.

5.	Elective Deferrals

Participants may elect to defer receipt of all or a specified portion of the compensation (exclusive of expense reimbursements) otherwise payable to him or her in cash for serving on the Board of Directors of the Company, attending meetings or committee meetings thereof or performing other services in connection with the business of the Company and its subsidiaries. Such compensation will be credited on the date the compensation is otherwise payable, to one or both of the following hypothetical investment accounts (“Accounts”) as directed by the participant:

(a)	An account deemed to earn interest at rates established on the first business day of each calendar quarter based upon the published average long-term yields of corporate bonds of “A” rated Industrial Companies appearing in Moody’s Bond Survey or an equivalent Bond Rating Service on such day (the “Interest Account”); and

(b)	An account (the “Air Products Stock Account”) deemed to be invested in Air Products and Chemicals, Inc. common stock, par value $1.00 (“common stock”). The Company shall credit the Air Products Stock Account with that number of units (including fractions) obtained by dividing the amount of such deferred compensation by the Fair Market Value of a share of common stock (i) on the second business day before the date credited to the Air Products Stock Account for retainer and meeting fees, and (ii) on the effective date specified in the Compensation Program for Non-employee Directors for crediting Directors with initial and annual deferred stock awards. For purposes of the Plan, Fair Market Value of a share of common stock on any date (the “valuation date”) shall be equal to the mean of the high and low sale prices on the New York Stock Exchange, as reported on the composite transaction tape, for such date, or, if no sales were quoted on such date, on the most recent preceding date on which sales were quoted. The units thus calculated are herein referred to as “deferred stock units.”

Nonemployee directors who had served for six years or more within the meaning of the Pension Plan as of January 1, 1997, may elect to have the actuarial present value of his or her accrued pension benefit under the Pension Plan credited to the Air Products Stock Account on or before December 31, 1996. Such Pension Amount shall be credited and converted to deferred stock units in the manner described in Section 5(b) above, as of the business day the Company’s Corporate Secretary’s Office receives an Election Form therefor (by mail or fax); and using such date as the valuation date for determining Fair Market Value.

6.	Earnings on Accounts

Each participant’s Accounts will be credited on behalf of such participant with interest on deferred compensation credited to the Interest Account, and with dividend equivalents on deferred compensation credited to the Air Products Stock Account on behalf of such participant, as provided below, from the date credited until 31 December of the year preceding payment unless payment is made because of death or a Change in Control, in which event interest will be credited until the date of death or the date of termination of service as a director following the Change in Control, respectively.

(a)	Earnings on Interest Account. Interest shall be compounded quarterly.

(b)	Earnings on Air Products Stock Account. Earnings shall be credited quarterly in an amount equal to the dividends payable during the quarter just ended with respect to that number of shares of Air Products Stock equal to the number of deferred stock units credited to the Air Products Stock Account as of the end of the prior quarter. The amount so credited shall then be converted into deferred stock units in the manner described under Section 5(b) above using the quarterly crediting date as the valuation date for determining Fair Market Value.

7.	Time and Manner of Making Elective Deferrals

An election to defer compensation must be made by a director prior to the time such compensation is earned. An election shall continue in effect until the end of the participant’s service to the Company as a director or until the Company is notified in writing of the revocation or modification of the election, whichever shall occur first.

A participant may elect, modify or revoke a prior election to defer compensation by giving written notice to the Company in a form substantially similar to the Election Form attached hereto as Exhibit A (the “Election Form”). Such Election Form shall specify:

(a)	The amount or percentage of compensation to be deferred beginning on a future date specified in the notice until such notice is revoked or modified as to future compensation (the “Elective Deferred Compensation Amount”);

(b)	The percentage of the Elective Deferred Compensation Amount to be credited to the Interest Account and the percentage to be credited to the Air Products Stock Account; and

(c)	The timing of payment, i.e., either a lump-sum payment or a specified number of consecutive annual installment payments (not to exceed ten) of all Elective Deferred Compensation Amounts, and the year in which the lump-sum payment is to be received or the first annual installment payment is to commence.

Any modification or revocation of a prior election described in Section 7(a) or 7(b) above shall relate only to future compensation, and shall not apply to any amounts previously credited to the participant’s account.

8.	Timing of Payment of Mandatory Deferrals

The amount of each Mandatory Deferral (the “Mandatory Deferred Compensation Amount”) will be paid as a lump sum in the first year after the year in which service as a director ends unless the participant has an Elective Deferral in effect at the time of crediting the Mandatory Deferral, in which case the participant’s election as to time of payment of the Elective Deferral will also govern the time of payment of the Mandatory Deferral.

9.	Payment of Deferred Compensation

No payment may be made from the participant’s Accounts in respect of Elective Deferred Compensation Amounts or Mandatory Deferred Compensation Amounts (together, “Deferred Compensation Amount”) except as provided below.

(a)	Changes in Election of Timing of Payment. A participant may change his or her election in regard to the timing of payment of his or her Deferred Compensation Amount as described in Section 7(c) above, by so specifying in an Election Form. Such a change in election of timing of payment will become effective one year from the date the Election Form is received by the Company unless payments under a prior election commence before such effective date, in which case the new election will expire and the prior election will control the timing of payment of all Deferred Compensation Amounts. Such a change in election of timing of payment, when effective, shall supersede all prior elections and shall apply to all of the participant’s prior and future Deferred Compensation Amounts, until a later election becomes effective.

(b)	Payment Following Termination of Service. The value of each Deferred Compensation Amount credited to the Interest Account of a participant’s Plan account is payable in cash, and the value of each Deferred Compensation Amount credited to the Air Products Stock Account is payable by delivery of a share of common stock for each deferred stock unit credited to the participant’s Account, in either case in a lump sum or in annual installments, in accordance with the participant’s election.

All payments from a participant’s Accounts must be completed by the tenth year after the year in which service as a director terminates. All payments will be made in January of the applicable year or as soon thereafter as reasonably possible. If annual installments are to be paid, the amount of the first payment shall be a fraction of the value of the participant’s Accounts attributable to the particular Deferred Compensation Amount as of the 31 December preceding payment, the numerator of which is one and the denominator of which is the total number of such installments elected. The amount of each subsequent payment shall be a fraction of the value as of the 31 December preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid as to such Deferred Compensation Amount. The number of shares of common stock to be delivered in payment from the Air Products Stock Account shall be equal to the number of deferred stock units represented by the payment owed, calculated as aforesaid, rounded up to the next whole share of common stock.

(c)	Accelerated Payment. Notwithstanding the deferral period and timing of payment determined in accordance with Sections 9(a) and (b) above, the participant’s Accounts shall be paid on an accelerated basis as follows under the circumstances described below (including, under the circumstances described in Section 9(c)(i) or (iii) below, any deferred stock units which may not yet have vested).

(i)	Payment on Death. In the event of a participant’s death, the value of his or her Accounts (including interest and dividend equivalents)

determined as of the date of death shall be paid in a single cash lump sum to the participant’s estate or designated beneficiary on the earlier of the January 15 or July 15 following such date or as soon thereafter as reasonably possible. The amount of any cash payment in respect of deferred stock units in the Air Products Stock Account shall be determined by multiplying the number of such units, including fractional units, by the Fair Market Value of a share of common stock as of the date of death.

(ii)	Change in Legal Circumstances. In the event of a Change in Legal Circumstance, the Nominating and Corporate Governance Committee of the Board of Directors may, in its sole discretion, authorize the immediate distribution of the participant’s Accounts or appropriate modification to the terms of deferral of a participant domiciled outside of the United States. A Change in Legal Circumstances shall be deemed to occur when, due to a change in the laws or regulations of the United States or the country of domicile, the terms of deferral operate as a disincentive to service on the Board or otherwise become inconsistent with the purpose of the Program.

(iii)	Change in Control. In the event of a “Change in Control” of the Company followed by a participant’s termination of service as a Director of the Company, the value of his or her Accounts (including interest and dividend equivalents) determined as of the date of termination of service as a Director following or in connection with the Change in Control, shall be immediately due and payable to the participant in a single cash lump sum. The amount of any cash payment in respect of deferred stock units in the Air Products Stock Account shall be determined by multiplying the number of such units, including fractional units, by the Fair Market Value of a share of common stock as of such date of termination of service.

The term “Change in Control” shall mean the first to occur of any one of the events described below:

(x)	Stock Acquisition. Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the “Act”)), other than the Company or a corporation, a majority of whose outstanding stock entitled to vote is owned, directly or indirectly, by the Company, or a trustee of an employee benefit plan sponsored solely by the Company and/or such a corporation, is or becomes, other than by purchase from the Company or such a corporation, the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding voting securities. Such a Change in Control shall be deemed to have occurred on the first to occur of the date securities are first purchased by a tender or exchange offeror, the date on which the Company first learns of acquisition of 20% of such securities, or the later of the effective date of any agreement for the merger, consolidation or other reorganization of the Company or the date of approval thereof by a majority of the Company shareholders, as the case may be.

(y)	Change in Board. During any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless the election or nomination for election by the Company’s shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Such a Change in Control shall be deemed to have occurred on the date upon which the requisite majority of directors fails to be elected by the shareholders of the Company.

(z)	Other Events. Any other event or series of events which, notwithstanding any other provision of this definition, is determined, by a majority of the outside members of the Board of Directors of the Company serving in office at the time such event or events occur, to constitute a change in control of the Company for purposes of this Program. Such a Change in Control shall be deemed to have occurred on the date of such determination or on such other date as such majority of outside members of the Board shall specify.

(d)	Miscellaneous Provisions.

(i)	Withholding of Taxes. The rights of a participant to payments under this Program shall be subject to the Company’s obligations at any time to withhold income or other taxes from such payments including, without limitation, by reducing the number of shares of common stock to be distributed in payment of deferred stock units by the number of shares equal in value to the amount of such taxes required to be withheld, using the date of issuance of the shares as the valuation date for determining Fair Market Value.

(ii)	Rights as to Common Stock. No participant with deferred compensation credited to the Air Products Stock Account shall have rights as a Company shareholder with respect thereto unless, and until the date as of which, certificates for shares of common stock are issued upon payment of such deferred compensation. No shares of common stock shall be issued and delivered hereunder unless and until all legal requirements applicable to the issuance, delivery or transfer of such shares have been complied with including, without limitation, compliance with the provisions of the Act and of the Securities Act of 1993, as amended, and the applicable requirements of the exchanges on which the Company’s common stock may, at the time, be listed. Distributions of shares of common stock in payment under this Program may be made either from shares of authorized but unissued common stock reserved for such purpose by the Board of Directors or from shares of authorized and issued common stock reacquired by the Company and held in its treasury, as from time to time determined by, or pursuant to delegations from, the Board of Directors.

(iii)	Adjustments to Avoid Dilution. In the event of any change in the common stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or a rights offering to purchase common stock at a price substantially below fair market value, or other similar corporate change, including without limitation in connection with a Change in Control of the Company, the value and attributes of each deferred stock unit shall be appropriately adjusted consistent with such change to the same extent as if such deferred stock units were issued and outstanding shares of common stock of the Company, so as to preserve, without increasing, the value of deferred compensation credited to each participant’s Air Products Stock Account. Such adjustments shall be made by the Board of Directors and shall be conclusive and binding for all purposes of the Program.

10.	Participant’s Rights Unsecured

The right of any participant to the payment of deferred compensation and earnings thereon under the Program shall be an unsecured and unfunded claim against the general assets of the Company.

11.	Nonassignability

The right of a participant to the payment of deferred compensation and earnings thereon under the Program shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation, except by gift to the participant’s family member(s) or to trust(s) of which such family member(s) are beneficiaries and subject to the administrative procedures and conditions set forth in the “Administrative Procedures Regarding Transfers of the Right to Payment of Deferred Compensation attached hereto as Exhibit B; to his or her designated beneficiary; or by will or the laws of descent and distribution.

12.	Statement of Account

Statements will be sent to participants during February as to the value of their Accounts as of the end of December of the previous year.

13.	Administration

The Administrator of this Program shall be the Corporate Secretary of the Company. The Administrator shall have authority to adopt rules and regulations for carrying out the Program and to interpret, construe, and implement the provisions thereof.

14.	Business Days

If any date specified herein falls on a Saturday, Sunday or legal holiday, such date shall be deemed to refer to the next business day thereafter.

15.	Amendment and Termination

This Program may at any time be amended, modified or terminated by the Board of Directors of the Company. No amendment, modification, or termination shall, without the consent of a participant, adversely affect such participant’s rights with respect to amounts theretofore accrued in his or her deferred compensation account.

16.	Notices

All notices to the Company under this Program shall be in writing and shall be given as follows:

Corporate Secretary
Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501

17.	Governing Law

This Program shall be governed by the laws of the Commonwealth of Pennsylvania and shall be construed for all purposes in accordance with the laws of said state without giving effect to principles of conflicts of laws.

EXHIBIT A
AIR PRODUCTS AND CHEMICALS, INC. (THE “COMPANY”)
DEFERRED COMPENSATION PROGRAM FOR DIRECTORS (THE “PROGRAM”)
ELECTION FORM

To:	Corporate Secretary Air Products and Chemicals, Inc.

I.	ELECTIVE DEFERRED COMPENSATION AMOUNT

In accordance with the provisions of the Program, I hereby (check one):

•	Elect (or modify my prior election) to defer receipt of compensation otherwise payable to me in cash for services as a Director of the Company in the manner described below (fill in one):

$___________________(amount per quarter)

or

___________________ (percentage per quarter)

•	Revoke my election to defer.

This election, modification, or revocation shall take effect beginning on                              to affect only compensation earned on and after such date.
(Must be a date after the date this Election Form is received by the Company.)

II.	INVESTMENT ACCOUNT FOR ELECTIVE DEFERRED COMPENSATION AMOUNT.

The Elective Deferred Compensation Amount is to be deemed invested in the following account(s) (enter a whole percentage from 1% to 100% in each blank, with the two percentages totaling 100%):

	%	in the Interest Account to be paid out in the form of cash.

	%	in the Air Products Stock Account to be distributed in the form of Air Products and Chemicals, Inc. Common Stock. NOTES CONCERNING COMPLIANCE WITH THE FEDERAL SECURITIES LAW:

(1)	AN ELECTION TO INVEST OR TO CEASE INVESTING, OR TO CHANGE THE LEVEL OF INVESTING, IN THE AIR PRODUCTS STOCK ACCOUNT WILL ONLY BE EFFECTIVE IF RECEIVED BY THE COMPANY DURING A 30-DAY WINDOW PERIOD DURING WHICH THERE IS NO MATERIAL NON-PUBLIC INFORMATION. Such window periods generally occur during the period commencing after the annual report has been mailed to the shareholders, which usually occurs during the first or second week in December, and the 30-day periods starting on the second trading day after the day when quarterly or annual earnings releases have been issued with commentary, which usually occur in the third or fourth weeks of January, April, July, and October. The Corporate Secretary can advise you as to the precise timing of window periods.

(2)	Under current federal securities law, it is necessary to report to the Securities and Exchange Commission the number of units credited to the Air Products Stock Account at the end of each fiscal year, on a Form 5 Report for the year.

EXHIBIT A
AIR PRODUCTS AND CHEMICALS, INC.
DEFERRED COMPENSATION PROGRAM FOR DIRECTORS (THE “PROGRAM”)
ELECTION FORM

(continued)

III.	TIMING OF PAYMENT OF DEFERRED COMPENSATION AMOUNTS (ELECTIVE AND MANDATORY)

COMPLETE A OR B, BUT NOT BOTH

A.	Lump Sum Election

Mandatory Deferred Compensation Amounts and the Elective Deferred Compensation Amount (if any) are to be paid to me in a lump sum (check one):

•	In the year my service as a Director ends.

•	In the year after the year in which my service as a Director ends (not to exceed tenth).

B.	Installment Election

Mandatory Deferred Compensation Amounts and the Elective Deferred Compensation Amount (if any) are to be paid to me in (up to 10) consecutive annual installments, the first of which is to be paid in (check one):

•	The year in which my service ends.

•	year after the year in which my service ends (the last installment must be paid no later than 10 years after the year in which service ends).

I understand that this payout election, when effective, will apply to all my Deferred Compensation Amounts (Elective and Mandatory) for this and any prior or future year, and will supersede any prior payout election made by me with respect to my Deferred Compensation Amounts.

I understand that this election will become effective one year from the date received by the Corporate Secretary’s Office unless payouts under a prior election commence before the effective date; in which case this election will expire and the prior election will control.

Note: Since elections do not take effect for one year, a payment scheduled on or before the first anniversary of the date your service for Air Products ends may prevent a future election made in your last year of service from becoming effective. You should not elect a payment schedule beginning before the second year following termination of your service if you want to preserve maximum flexibility to make future changes in your payment schedule during your last year of service.

EXHIBIT A
AIR PRODUCTS AND CHEMICALS, INC.
DEFERRED COMPENSATION PROGRAM FOR DIRECTORS (THE “PROGRAM”)
ELECTION FORM

(continued)

IV.	BENEFICIARY DESIGNATION

If I die before receiving all the deferred payments due me under the Program, I understand the value of my Mandatory and Elective Deferred Compensation Amounts will be paid to my estate or designated beneficiary, in a single lump sum cash payment on the earlier of the January 15 or July 15 following the date of my death or as soon thereafter as reasonably possible. (A beneficiary may be designated by delivering written notice of designation to the Corporate Secretary of the Company.)

     This Election is subject to the terms of Air Products and Chemicals, Inc. Deferred Compensation Program for Directors, as amended from time to time.

Received on the day of on behalf of the Company.		Signature of Director

By		Date:

(Assistant) Corporate Secretary

EXHIBIT B

ADMINISTRATIVE PROCEDURES REGARDING TRANSFER OF THE RIGHT
TO PAYMENT OF DEFERRED COMPENSATION

The right to receive payment of deferred compensation and earnings thereon under the Program (a “Payment Right”) is transferable by the director participant (the “director”) only in accordance with these Procedures. DIRECTORS ARE ENCOURAGED TO SEEK FINANCIAL AND TAX PLANNING ADVICE PRIOR TO TRANSFERRING A PAYMENT RIGHT.

1.	Payment Rights may be transferred by directors only by gift and only to the director’s family members or to trusts of which such family members are beneficiaries. Family members include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

2.	Prior to making any transfer, the director and transferee must complete and sign the attached Election to Transfer Payment Rights form and return it to the Corporate Secretary’s Office. Transfers will not be effective until the form is received, acknowledged and accepted by the Secretary or an Assistant Corporate Secretary.

3.	Following transfer, any written notice of designation of beneficiary previously filed by the director relating to the Payment Right is void and of no further force and effect; and the transferred Payment Right may not be subsequently transferred by the transferee except by will or the laws of descent and distribution.

4.	Except as otherwise provided in these Procedures, the transfer of a Payment Right to the transferee also transfers the ancillary rights associated with the Payment Right under the terms of the Program (references herein to “Payment Right” to include both the Payment Right and such ancillary rights); and following transfer, the Payment Right will continue to be subject to the same terms and conditions as were applicable immediately prior to transfer under the Plan.

5.	Certain U.S. Securities Laws Considerations for Active Directors

•	We strongly recommend that while engaged in service to the Company, directors discuss in advance with the Corporate Secretary or his or her designee the possible implications of transferring the director’s Payment Right (or altering the terms of any trust to which the Payment Right has been transferred) to enable the Company to assist the director in complying with the securities laws, including preparing any required reports for filing with the Securities and Exchange Commission and the New York Stock Exchange. Transfer of the Payment Right must be reported as a gift transaction on the director’s Form 5 (or voluntarily on an earlier Form 4).

Air Products and Chemicals, Inc.
(the “Company”)

ELECTION TO TRANSFER PAYMENT RIGHTS
Under The Deferred Compensation Program for Directors (the “Program”)

Printed name of director or former director:

Social Security Number of director:

Address of director:

Telephone number of director:

I, THE DIRECTOR, HEREBY ELECT TO MAKE A TRANSFER OF MY PAYMENT RIGHT AS FOLLOWS:

Printed name of transferee:

Social Security Number or Tax Identification Number of transferee:

Address of transferee:

Telephone number of transferee:

Relationship of transferee to director:

If transferee is a trust, list names of trustee and beneficiary(s) and relationship of beneficiary(s) to director:

Dollar amount and/or number of deferred stock units accrued under the director’s Accounts as of the end of the most recent calendar quarter:

BY SIGNING BELOW, I, THE DIRECTOR, ACKNOWLEDGE receipt of a copy of the “Administrative Procedures Regarding Transfers of Payment Rights” (the “Procedures”). I further acknowledge that upon payment of my Accounts to the transferee, taxable income will be imputed to me, the director, and reported to the appropriate tax authorities. I understand that I am responsible for any taxes payable as a result of such payment.

Signature of director	Date

BY SIGNING BELOW, THE TRANSFEREE ACKNOWLEDGES receipt of a copy of the Procedures and agrees to comply with and be subject to the terms and conditions of the Plan (as modified by the Procedures), and agree not to further transfer the Payment Right.

Signature of director	Date

Receipt of this executed Election form is hereby acknowledged and accepted, and the requested transfer of stock option will be effective this                                        day of                    ,                    .

AIR PRODUCTS AND CHEMICALS, INC.

By:

Name:

Title:

TAX CONSEQUENCES TO PARTICIPANTS

     The following is a general summary under current law of the U.S. tax consequences of participation in the Program. The tax laws could change prior to your retirement or other termination of your service as a director in a way that accelerates taxation of deferred amounts. Legislation proposed by the Administration and others would impose or authorize the U.S. Treasury to impose current taxation on deferred compensation arrangements deemed to be abusive.

Income Taxes

1.	Deferred amounts and earnings thereon including any appreciation in value of deferred stock units, are not subject to income tax until distributed.

2.	When distributed, the full amount of any cash distributed and the fair market value of any shares distributed will be taxable at the income tax rates then in effect.

3.	Depending on the laws in your state of residency, payments may be nontaxable retirement benefits for state and local income tax purposes.

4.	Deferred amounts remaining unpaid at your death constitute income in respect of a decedent and will be subject to income tax. Any estate or inheritance tax attributable to the deferred amounts will be deductible by your estate or beneficiaries in computing the income tax.

Estate Tax

Deferred amounts remaining unpaid at your death will be includable in your estate for federal estate tax purposes. An unlimited marital deduction is allowed for property passing to your spouse, which has the effect of removing deferred amounts from your federal taxable estate if you predecease your spouse. Congress enacted legislation in 2001 that phases out the estate tax in 2002-2009. This legislation sunsets in 2011, however, potentially restoring the tax at its 2001 level.

Self-Employment Tax

Self-employment tax will apply to cash and deferred stock units, and earnings thereon including appreciation, in the year payout is received. Self-employment tax does not apply to nonresident aliens. Self-employment tax is imposed currently at a maximum rate of 15.3% on earned income up to the Social Security Wage Base for the particular year ($87,900 for 2004), and 2.9% on earned income in excess of the wage base. Wages received as an employee are taken into account first in determining whether the Social Security Wage Base has been exceeded. Thus, the

15.3% Social Security element of self-employment tax will apply only if you do not have wages or other earned income in excess of the Wage Base. One-half of your self-employment tax liability can be deducted from your adjusted gross income for federal income tax purposes.

Lump-Sum vs. Installment Payout

1.	Election of installment payments or a later year lump sum will allow you to defer income taxes on the cash or deferred stock units and earnings and appreciation thereon, as compared to a lump sum payout soon after retirement.

2.	Election of a lump-sum payment may reduce your self-employment tax if you do not expect to have other income up to or in excess of the Social Security Wage Base following your retirement from the Board of Directors because the amount of a lump-sum payment in excess of the Social Security Wage Base will escape the Social Security portion of self-employment tax.